Exhibit 3.5

File Number 6048-171-7

State of Illinois

Office of

The Secretary of State

Whereas, ARTICLES OF INCORPORATION OF IAA SERVICES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. -1984.

Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 5th day of May A.D. 1999 and of the Independence of the United States the two hundred and 23rd.

Secretary of State

Form BCA-2.10	ARTICLES OF INCORPORATION

(Rev. Jan. 1999)	This space for use by Secretary of State	SUBMIT IN DUPLICATE!
Jesse White Secretary of State Department of Business Services Springfield, IL 62756 http://www.sos.state.il.us
This space for use by Secretary of State

Date 5-5-99
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”		Franchise Tax $ 25.00 Filing Fee $ 75.00 100.00 Approved: /s/ Illegible

1.	CORPORATE NAME:	IAA SERVICES, INC.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Illinois Corporation Service Company
		First Name	Middle Initial	Last Name
	Initial Registered Office:	700 south second street
		Number	Street	Suite #
		Springfield	IL Sangamon	62704
		City	County	Zip Code

3.	Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

To transact any or all lawful businesses for which corporations may be incorporated under the Business Corporation Act of 1983, as amended.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$.01	1,000	100	$100

			TOTAL = $100

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the share of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

(over)

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: N/A
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
			Name	Residential Address	City, State, ZIP
			_________	____________________________	________________________
			_________	____________________________	________________________
			_________	____________________________	________________________
6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$ N/A
		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$ N/A
		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:		$ N/A
		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:		$ N/A

7.	OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of
Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.		NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	4/13	, 99
	(Month & Day)	Year

	Signature and Name		Address
1.	/s/ Carolyn M. Perry	1.	c/o Schiff Hardin & Waite, 6600 Sears Tower
	Signature		Street
	Carolyn M. Perry		Chicago Illinois 60606
	(Type or Print Name)		City/Town State ZIP Code
2.		2.
	Signature		Street

	(Type or Print Name)		City/Town State ZIP Code
3.		3.
	Signature		Street

	(Type or Print Name)		City/Town State ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-9522 or 782-9523

ARTICLE 7

A. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was an employee or agent of the Corporation, or who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person, acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

B. LIMITATION OF LIABILITY OF DIRECTORS. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Illinois law.

C. NO CUMULATIVE VOTING. In all elections for directors, cumulative voting by the shareholders is hereby denied under all circumstances.